Exhibit 99.1

INVENSENSE® ANNOUNCES THIRD QUARTER FISCAL YEAR 2015 RESULTS

Company Generates Record Revenue of $115.9 Million

SAN JOSE, California, Jan. 29, 2014 — InvenSense, Inc. (NYSE: INVN) the leading provider of intelligent sensor system on chip (SoC) for Motion and Sound, today announced results for its third quarter of fiscal year 2015 ended December 28, 2014.

Net revenue for the third quarter of fiscal 2015 was $115.9 million, up 28 percent from $90.2 million for the second quarter of fiscal 2015, and up 74 percent from $66.7 million for the third quarter of fiscal 2014.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2015 was 43 percent, compared with 35 percent for the second quarter of fiscal 2015. GAAP gross margin for the third quarter of fiscal 2015 included stock-based compensation and related payroll taxes, and amortization of acquisition intangibles. Excluding these items, non-GAAP gross margin for the third quarter of fiscal 2015 was 46 percent, compared with 37 percent for the second quarter of fiscal 2015. In addition, InvenSense generated $17.8 million in operating cash flow in the third quarter of fiscal 2015.

GAAP net income for the third quarter of fiscal 2015 was $10.2 million, or 11 cents per diluted share. By comparison, GAAP net loss was $6.9 million, or 8 cents per diluted share for the second quarter of fiscal 2015. GAAP net income for the third quarter of fiscal 2015 included stock-based compensation and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition intangibles, business acquisition costs, certain litigation expenses and the income tax effect of non-GAAP adjustments. Excluding these items, non-GAAP net income for the third quarter of fiscal 2015 was $19.3 million, or 21 cents per diluted share, compared with $4.9 million, or 5 cents per diluted share, for the second quarter of fiscal 2015.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Operations below.

Management Qualitative Comments

“We achieved the highest revenue in our company’s history in the third quarter, successfully ramping a number of key design wins for our second and third generation 6-axis devices as well as our optical image stabilization solution,” said Behrooz Abdi, President and CEO. “We continue to hold sizeable market share, including our share at top customers, and are building a design win portfolio that positions us well for continuing market leadership. As we enter the new calendar year, we are excited to bring to market a host of new, highly-differentiated motion and audio products that are expected to more than double our current content opportunity, allowing us to drive deeper customer engagement, as well as market diversification in the coming year and beyond.”

Third Quarter Fiscal Year 2015 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (866) 515-2909 ten minutes prior to the start of the call, using the passcode 25145057. International callers, please dial (617) 399-5123. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for 2 days. To access the replay, please dial (888) 286-8010 and enter passcode 99229909. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, stock-based compensation expense, certain litigation expenses, business acquisition costs, amortization of fair value write-up of acquired inventory, amortization of acquisition-related intangible assets, accreting interest expense on convertible notes and other adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in our non-GAAP measures. Also, other companies, including companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity , increased demand for our products, growth opportunities and our ability to capitalize on them. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is the world’s leading provider of intelligent sensor system on chip (SoC) for Motion and Sound in consumer electronic devices. The company’s patented InvenSense Fabrication Platform and MotionFusion® technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in Mobile, Wearables, Smart Home, Industrial, and Automotive products. InvenSense is headquartered in San Jose, California and has offices in Boston, China, Taiwan, Korea, Japan, France, Canada, Slovakia and Italy. More information can be found at www.invensense.com or follow us on Twitter at @InvenSense.

©2015 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 28,	September 28,	December 29,
	2014	2014	2013
Net revenue	$115,864	$90,195	$66,684
Costs of revenue	65,468	58,854	35,094

Gross profit	50,396	31,341	31,590
Operating expenses:
Research and development	24,391	21,593	14,522
Selling, general and administrative	15,551	14,592	15,663
Litigation settlement	—	—	14,500

Total operating expenses	39,942	36,185	44,685

Income (loss) from operations	10,454	(4,844)	(13,095)
Interest (expense)	(2,690)	(2,620)	(1,463)
Other income, net	(281)	1,199	(220)

Income (loss) before income taxes	7,483	(6,265)	(14,778)
Income tax provision (benefit)	(2,738)	603	(2,599)

Net income (loss)	$10,221	$(6,868)	$(12,179)

Net income (loss) per share:
Basic	$0.11	$(0.08)	$(0.14)

Diluted	$0.11	$(0.08)	$(0.14)

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	89,779	88,997	87,047

Diluted	92,336	88,997	87,047

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	December 28,	September 28,	December 29,
	2014	2014	2013
GAAP net income (loss)	$10,221	$(6,868)	$(12,179)
Adjustments:
Stock based compensation expense	8,309	7,136	4,719
Convertible note accretion interest expense	1,886	1,856	1,068
Amortization of acquisition-related intangible assets	2,034	1,628	829
Amortization of fair value write-up of acquired inventory	—	—	1,283
Business acquisition costs	1,160	1,060	2,003
Patent litigation legal expense, net	1,187	477	4,592
Gain on equity investment	—	(890)	—
Write-off of in-process research and development	—	770	—
Litigation settlement cost	—	—	14,500
Income tax – discrete cumulative benefit	—	—	769
Income tax effect of pretax non-GAAP adjustments	(5,519)	(267)	(4,239)

Non-GAAP net income	19,278	4,902	13,345

GAAP net income (loss) per share of common stock, diluted	0.11	(0.08)	(0.14)

Non-GAAP net income per share of common stock, diluted	0.21	0.05	0.15

GAAP Gross profit	$50,396	$31,341	$31,590
Adjustments:
Stock based compensation expense	591	646	349
Amortization of acquisition-related intangible assets	1,978	1,572	792
Amortization of fair value write-up of acquired inventory	—	—	1,283

Non-GAAP Gross profit	$52,965	$33,559	$34,014

GAAP Operating Expense	$39,942	$36,185	$44,685
Adjustments:
Stock based compensation expense	7,718	6,490	4,370
Amortization of acquisition-related intangible assets	56	56	37
Business acquisition costs	1,160	1,060	2,003
Patent litigation legal expense, net	1,187	477	4,592
Write-off of in-process research and development	—	770	—
Litigation settlement cost	—	—	14,500

Non-GAAP Operating Expense	29,821	27,332	19,183

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 28, 2014	March 30, 2014
Assets
Current assets:
Cash and cash equivalents	$65,057	$26,025
Short-term investments	103,863	91,307
Accounts receivable	73,935	39,009
Inventories	67,801	73,032
Prepaid expenses and other current assets	20,061	19,587

Total current assets	330,717	248,960
Property and equipment, net	42,537	25,239
Intangible assets, net	45,461	35,360
Goodwill	139,175	50,952
Long-term investments	3,501	128,755
Other assets	11,558	5,469

Total assets	$572,949	$494,735

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,472	$18,964
Accrued liabilities	33,457	14,985

Total current liabilities	53,929	33,949
Long-term debt	141,104	135,583
Other long-term liabilities	29,050	11,375

Total liabilities	224,083	180,907

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at December 28, 2014 and March 30, 2014	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 90,180 shares issued and outstanding at December 28, 2014, 88,332 shares issued and outstanding at March 30, 2014	252,460	215,958
Accumulated other comprehensive income (loss)	(23)	(38)
Retained earnings	96,429	97,908

Total stockholders’ equity	348,866	313,828

Total liabilities and stockholders’ equity	$572,949	$494,735

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	December 28, 2014	September 28, 2014	December 29, 2013
Cash flows from operating activities:
Net income (loss)	$10,221	$(6,868)	$(12,179)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,047	2,562	1,409
Amortization of intangible assets	2,034	1,627	829
Write-off of in-process research and development	—	770	—
Loss on disposal of property and equipment	131	326	—
Gain on equity investment	—	(890)	—
Stock-based compensation expense	8,300	7,003	4,719
Deferred income tax assets	(5,237)	27	6
Tax effect of employee benefit plans	42	—	—
Excess tax benefit from stock-based compensation	(42)	—	—
Non cash interest expense	1,907	1,856	1,069
Changes in operating assets and liabilities:
Accounts receivable	(7,010)	(29,949)	787
Inventories	7,210	2,502	(14,936)
Prepaid expenses and other current assets	946	(1,727)	(2,062)
Other assets	940	(412)	(1,337)
Accounts payable	(4,771)	5,628	(3,106)
Accrued liabilities	94	8,110	20,137

Net cash provided by (used in) operating activities	17,812	(9,435)	(4,664)

Cash flows from investing activities:
Purchase of property and equipment	(7,665)	(9,200)	(4,877)
Sale and maturities of available-for-sale investments	14,200	88,141	16,948
Purchase of available-for-sale investments	—	—	(142,761)
Acquisitions, net of cash acquired	120	(71,446)	(99,324)

Net cash provided by (used in) investing activities	6,655	7,495	(230,014)

Cash flows from financing activities:
Proceeds from exercise of common stock	2,124	3,939	1,349
Proceeds from debt issuances	—	—	169,750
Proceeds from exercise of warrants	—	—	25,643
Payments of convertible note hedge	—	—	(39,118)
Payments of long-term debt and capital lease obligations	—	(1)	(2)
Excess tax benefit from stock-based compensation	42	—	—

Net cash provided by financing activities	2,166	3,938	157,622

Net increase in cash and cash equivalents	26,633	1,998	(77,056)
Cash and cash equivalents:
Beginning of period	38,424	36,426	118,183

End of period	65,057	38,424	41,127